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                                                                    EXHIBIT 2(f)

                           NONCOMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT ("Agreement"), dated as of December 16, 1999 is made and entered into by and between MEDQUIST TRANSCRIPTIONS, LTD., a New Jersey corporation ("MedQuist") and Transcend Services, Inc. ("Seller").

                                 BACKGROUND
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          MedQuist and Seller have entered into an Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement") pursuant to which MedQuist purchased the assets of Seller used in the operation of Seller's Pittsburgh, Pennsylvania and Boston, Massachusetts offices (the "Target Offices"). Seller and MedQuist are engaged in the business of providing medical transcription services to hospitals and other health care providers (the "Business") throughout the United States. As a material inducement and condition precedent to MedQuist's execution and delivery of the Asset Purchase Agreement and consummation of the transactions contemplated under the Asset Purchase Agreement, Seller has agreed to execute, deliver and perform this Agreement.

          Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1.  Covenant Not to Compete.  Except as specifically permitted in this
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Section 1, for a period of three (3) years after the date of this Agreement (the
"Term"), the Seller shall not, directly, or indirectly as an investor, contractor, consultant, agent, representative or shareholder, without the prior written consent of MedQuist:

              a. own, purchase, manage, operate, join, control, or invest as a stockholder, partner, or otherwise, in any business, individual, partnership, firm, corporation or other entity which is engaged in the Business anywhere in the States of New Jersey, New York, Rhode Island, Connecticut, Massachusetts, Vermont, New Hampshire and Maine (the "Territory");

              b. solicit, entice or induce any person or entity which presently is or at any time during the Term shall be, a Business client or Business customer of: (i) MedQuist in the Territory; or (ii) Seller from the Target Offices (including, without limitation those clients and

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customers set forth on Exhibit A attached), to become a Business client or
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Business customer of Seller or any person or entity who or which is engaged in the Business;

              c. hire or engage, or solicit, entice or induce for hire or engagement any medical transcriptionist or other person: (i) who presently is or within the last six (6) months was employed or engaged by Seller to perform services for the Target Offices, including, without limitation, any person whose name is set forth on Exhibit A attached; or (ii) who presently is or at any time
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during the Term shall be employed or engaged by MedQuist or any of its affiliates to perform services for one of its offices in the Territory; or (iii) who is a medical transcriptionist and who resides in the Territory. Notwithstanding the foregoing, any current medical transcriptionist of Seller who does not have a residence in the Territory, and any medical transcriptionist hereafter hired or engaged by Seller who does not have a residence in the Territory, may thereafter move into the Territory and continue to perform services to Seller. In the event that MedQuist terminates the employment of Karen Zapf and Karen Zapf does not voluntarily resign, Seller may hire her without being subject to the restrictions imposed by this Paragraph 1(c).

              d. lend any credit or money for the purposes of establishing or operating a Business for clients or customers in the Territory, or otherwise give aid or advice about the Business to any other person or entity engaging in any Business in the Territory.

          The foregoing is collectively referred to as the "Competing Activities." Notwithstanding the foregoing, Seller may own any class of securities registered under the Securities Exchange Act of 1934, as amended, provided their equity interest therein does not exceed five percent (5%) of the issued and outstanding shares or interest of any class of equity securities or five percent (5%) of the aggregate principal amount of any class of debt securities outstanding, as the case may be.

          Notwithstanding anything contained in this Agreement to the contrary, Seller may (i) transact business with Harvard Vanguard Medical Associates pursuant to current contracts (as such contracts may be extended or renewed, or replaced with other contracts for substantially the same services), or (ii) transact any business with Thompson Health of Canandaigua, New York, in each case without being subject to the restrictions imposed by this Agreement.

2.  Equitable Relief.  Seller acknowledges that MedQuist would suffer
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irreparable injury if Seller were to violate the terms of this Agreement and that MedQuist, in addition to all other remedies that might be available to it, will be entitled, as a matter of right, to apply for equitable relief in any court of competent jurisdiction, including the right to seek both temporary and permanent injunctive relief and specific performance. If, after notice and an opportunity to be heard, a court finds that Seller has violated this Agreement, then Seller consents and stipulates to the entry of

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injunctive relief by any court of competent jurisdiction prohibiting it from violating any of the terms of this Agreement.

          3.  Interpretation.  Seller acknowledges that the time, scope and
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other provisions of Section 1 of this Agreement have been specifically negotiated by sophisticated, commercial parties and specifically hereby agrees that such time, scope and other provisions are reasonable under the circumstances. If, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of Section 1 of this Agreement is unenforceable by reason of its being too extensive in any respect, then such provision or provisions shall be deemed reformed in such jurisdiction to the maximum time, geographical area, service or activity or other limitations permitted in such jurisdiction, all as determined by such court.

          4.  Miscellaneous.
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              a.  Successors and Assigns. This Agreement is for the sole benefit
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of the parties hereto and their permitted assigns under this Agreement and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and their permitted assigns, any legal or equitable rights or rights of subrogation hereunder. This Agreement binds, insures to the benefit of, and is enforceable by the successors and assigns of the parties, including, without limitation, any person, firm, corporation or other business entity which, whether by purchase, merger or otherwise, directly or indirectly purchases the stock or substantially all of the assets of Seller (a "Successor"). Notwithstanding the foregoing, a Successor shall not be deemed to be in breach of this Agreement to the extent the Successor is conducting Business in the Territory at the time it acquires or merges with Seller. However, the Successor shall be bound by all other terms of this Agreement as provided herein as if the Successor were the Seller.

              b.  Integration of Prior Understandings. This Agreement
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exclusively and completely states the rights of the parties with respect to the transactions contemplated hereunder and supersedes all other agreements and understandings, oral or written, with respect to the Territory expressed herein.

              c.  Amendment; Modification.  No amendment or modification of this
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Agreement shall be valid unless it is in writing and signed by the duly authorized officers of Seller and MedQuist or their respective successors or assigns.

              d.  Applicable Law.  The terms of this Agreement and all rights
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and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to what other laws might apply under governing principles of choice or conflict of law.

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          e.  Execution of Counterparts.  This Agreement may be executed in
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any number of counterparts.

          f.  Severability.  If any provision of this Agreement is held illegal,
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invalid or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the other provisions hereof.

          g.  Notices.  All notices and other communications hereunder shall be
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in writing and shall be given to the other party hereto either personally, by sending a copy thereof by hand delivery, by U.S. express mail, postage prepaid, by overnight courier services, charges prepaid, or by telecopier, to such party's address appearing in the Asset Purchase Agreement (or to such party's telecopier number). If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when received or refused. If the notice is sent by telecopier, it shall be deemed to have been given on the business day of transmission if a hard copy of the transmission, accompanied by a machine-generated confirmation of transmission, is dispatched to the recipient on or before the conclusion of the business day after transmission.

          h.  Waiver.  The failure of any party to insist upon strict
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performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder. No waiver shall be effective unless it is in writing and signed by the party who is purported to have given the waiver. If one party waives any condition or the breach of any obligation or the misrepresentation by any party hereunder, the party waiving such a condition, breach or misrepresentation shall retain all rights, remedies and causes of action arising therefrom, notwithstanding such waiver.

          i.  Headings; References to Seller or MedQuist.  The headings of the
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sections, articles and paragraphs of this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions hereof. Any reference in this Agreement to Seller or MedQuist shall be deemed to include each of them, their respective parent companies, and the direct and indirect subsidiaries (or other entities in which they have an interest) of each of them and their parent companies and their Successors.

          j.  Choice of Forum.  Any action or proceeding with respect to this
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Agreement shall be brought in the courts of the State of New Jersey or of the
United States of America for the District of New Jersey. Each party hereby accepts such jurisdiction and irrevocably waives any right it now has or may later acquire to object to the bringing of any action in such jurisdictions. Each party consents to the service of process in any such action or

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proceeding by mailing of copies thereof by registered or certified mail to the address set forth herein.

               IN WITNESS WHEREOF, Seller and MedQuist have executed this Agreement on the day and year first above written.



                              TRANSCEND SERVICES, INC.


                              By: ____________________________
                              Name:
                              Title:

                              MEDQUIST TRANSCRIPTIONS, LTD.


                              By: ____________________________
                              Name:
                              Title: